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                                                                     EXHIBIT 5.1

                         BROBECK, PHLEGER & HARRISON LLP
                         301 Congress Avenue, Suite 1200
                               Austin, Texas 78701



                                 May 6, 1999


Inet Technologies, Inc.
1255 W. 15th Street, Suite 600
Plano, Texas 75075

             Re: Inet Technologies, Inc. Registration Statement on Form S-1 for up to 5,750,000 Shares of Common Stock

Ladies and Gentlemen:

                  We have acted as counsel to Inet Technologies, Inc., a Delaware corporation (the "Company"), in connection with the proposed issuance and sale by the Company of up to 3,766,870 shares of the Company's Common
Stock (the "Company Shares") and the sale by certain stockholders of the Company of up to 1,983,130 shares of the Company's Common Stock (the "Stockholder Shares" and, collectively with the Company Shares, the "Shares") pursuant to the Company's Registration Statement on Form S-1, as amended (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

                  This opinion is being furnished in accordance with the requirements of Item 16(a) of Form S-1 and Item 601(b)(5)(i) of Regulation S-K.

                  We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the issuance and sale of the Shares. Based on such review, we are of the opinion that the Stockholder Shares have been duly authorized and legally issued and are fully paid and nonassessable, and that the Company Shares have been duly authorized and if, as and when issued in accordance with the Registration Statement and the related prospectus (as amended and supplemented through the date of issuance) will be legally issued, fully paid and nonassessable.

                  We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus which is part of the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.



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                                                         Inet Technologies, Inc.
                                                                     May 6, 1999
                                                                          Page 2


                  This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                                Very truly yours,



                                                BROBECK, PHLEGER & HARRISON LLP